Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frederic F. Brace, the Executive Vice President and Chief Financial Officer of United Air Lines, Inc. (the "Company") certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended June 30, 2004 of the Company (the "Report"):

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and   (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  /s/ Frederic F. Brace
Frederic F. Brace
United Air Lines, Inc.
Executive Vice President and Chief Financial Officer
July 30, 2004